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                                                                     EXHIBIT 5.3


                      Watkins Ludlam Winter & Stennis, P.A.
                                ATTORNEYS AT LAW


     633 North State Street (39202)                        Tel (601) 949-4900
                Post Office Box 427                        Fax (601) 949-4804
         Jackson, Mississippi 39205                        www.watkinsludlam.com
MEMBER: MERITAS LAW FIRMS WORLDWIDE


                                  May 19, 2006


The Majestic Star Casino, LLC
The Majestic Star Casino Capital Corp.
The Majestic Star Casino Capital Corp. II
301 Fremont Street
Las Vegas, Nevada  89101


        RE: REGISTRATION STATEMENT FOR $40,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9 1/2 % SENIOR SECURED NOTES DUE 2010 AND $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF 9 3/4 % SENIOR NOTES DUE 2011 AND RELATED GUARANTEES

Ladies and Gentlemen:

         We have acted as Mississippi counsel for The Majestic Star Casino, LLC, an Indiana limited liability company (the "Company"), The Majestic Star Casino Capital Corp., an Indiana corporation ("Capital", and together with the Company, the "Senior Secured Issuers"), and the Company's subsidiary, Barden Mississippi Gaming, LLC, a Mississippi limited liability company (the "Mississippi Guarantor") in connection with the Registration Statement on Form S-4 (together with all exhibits attached thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), for the registration of $40,000,000 aggregate principal amount of 9 1/2 % Senior Secured Notes due 2010 (the "Senior Secured Exchange Notes") by the Senior Secured Issuers and the registration of the guarantee of the Senior Secured Exchange Notes (the "Senior Secured Guarantee") issued by the Mississippi Guarantor, all in connection with the exchange offer (the "Senior Secured Exchange Offer") of $40,000,000 aggregate principal amount of the Company's previously issued but unregistered 9 1/2 % Senior Secured Notes Due 2010 for the Senior Secured Exchange Notes. The Senior Secured Exchange Notes and the Senior Secured Guarantee will be issued pursuant to the terms and conditions of, and in the forms set forth in, an indenture dated October 7, 2003 (the "Existing Senior Secured Indenture") as amended by a supplemental indenture dated December 21, 2005 (the "First Senior Secured Supplemental Indenture") and, as further amended by a second supplemental indenture dated December 21, 2005 (the "Second Senior Secured Supplemental Indenture") (the Existing Senior Secured Indenture, together with the First Senior Secured Supplemental Indenture and the Second Senior Secured Supplemental Indenture, being collectively referred to herein as the "Senior Secured Indenture"), among the Senior Secured Issuers, as issuers, the Subsidiary Guarantors named therein, and The Bank of New York Trust Company, N.A., as successor to The Bank of New York, as trustee (the "Trustee"), a copy of which was filed as an exhibit to the Registration Statement. The Senior Secured Exchange Notes and the Senior Secured Guarantee are referred to collectively hereinafter as the "Senior Secured Securities."

         We have also acted as Mississippi counsel for the Company, The Majestic Star Casino Capital Corp. II, an Indiana corporation ("Capital II", and together with the Company, the



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May 19, 2006
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"Senior Issuers"), and the Mississippi Guarantor in connection with the
Registration Statement under the Act for the registration of $200,000,000 aggregate principal amount of 9 3/4 % Senior Notes due 2011 (the "Senior Exchange Notes") by the Senior Issuers and the registration of the guarantee of the Senior Exchange Notes (the "Senior Guarantee") issued by the Mississippi Guarantor, all in connection with the exchange offer (the "Senior Exchange Offer") of $200,000,000 aggregate principal amount of the Company's previously issued but unregistered 9 3/4 % Senior Notes Due 2011 for the Senior Exchange Notes. The Senior Exchange Notes and the Senior Guarantee will be issued pursuant to the terms and conditions of, and in the forms set forth in, an indenture dated December 21, 2005 (the "Senior Indenture"), among the Senior Issuers, as issuers, the Subsidiary Guarantors named therein, and the Trustee, a copy of which was filed as an exhibit to the Registration Statement. The Senior Exchange Notes and the Senior Guarantee are referred to collectively hereinafter as the "Senior Securities." Capitalized terms used herein without definition shall have the meanings assigned thereto in the Senior Secured Indenture and/or the Senior Indenture (collectively, the "Indentures").

         In connection with this opinion, we have examined originals or copies of (i) the Indentures, the Senior Secured Securities and the Senior Securities (the Senior Secured Securities and the Senior Securities being collectively referred to herein as the "Securities") and the Registration Statement (the Indentures, together with the Securities and the Registration Statement being collectively referred to herein as the "Documents"), (ii) resolutions adopted by the Mississippi Guarantor relating to the Indentures and the Securities to be issued thereunder, and (iii) such other documents as we have deemed relevant for purposes of this opinion. In addition, we have examined such records, documents, certificates of public officials and of the Company and the Mississippi Guarantor, made such inquiries of and had such conversations with public officials, officials of the Company and the Mississippi Guarantor and others, and considered such questions of law, as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to various facts material to the opinions set forth herein, we have relied upon the representations and statements made in the Documents and in the Officers' Certificates (as hereinafter defined) and such certificates, correspondence and oral conversations with public officials, which facts (other than legal conclusions) we have not independently verified. We have made no independent investigation as to whether the foregoing certificates are accurate or complete, but we have no knowledge of any such inaccuracy or incompleteness.

         In rendering this opinion we have assumed, without having made any independent investigation of the facts, except with respect to matters of state law on which we have opined below, the following:

         (i)      the genuineness of all signatures;

         (ii) the legal capacity of natural persons executing any document on behalf of any party;

         (iii) the power and authority of each party to execute, deliver and perform the documents or certificates to which such party is the signatory (other than the Mississippi Guarantor) and the due authorization of each person who has executed such documents on behalf of such party;


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May 19, 2006
Page 3


         (iv) that there are no oral or written agreements or understandings that would in any manner vary the terms and provisions of the documents that we have examined or which would have an effect on the opinions expressed herein;

         (v) that all documents submitted to us as originals are original authentic documents and all documents submitted to us as certified or photostatic copies conform to original documents;

         (vi) the correctness and accuracy through the date hereof of all records reviewed, of all facts (other than legal conclusions) set forth in any certificates of officers of the Senior Secured Issuers and the Senior Issuers (the Senior Secured Issuers and the Senior Issuers being collectively referred to herein as the "Issuers"), the Mississippi Guarantor, Majestic Investor, LLC, Majestic Investor Holdings, LLC or Barden Development, Inc. given in connection with the transactions (the "Officers' Certificates"), and of the representations and warranties set forth in the Documents, and we have not undertaken any independent review or investigation to determine the existence or absence of such factual matters;

         (vii) that each of the parties to the Documents (other than the Mississippi Guarantor, Majestic Investor, LLC and Majestic Investor Holdings, LLC) (a) (1) is duly organized or incorporated, (2) is validly existing, and (3) is in good standing under the laws of the respective jurisdiction of its incorporation or organization, (b) is duly qualified in the State of Mississippi to do business as an entity formed under the laws of another jurisdiction, if such qualification is necessary, and (c) has authority to conduct the business contemplated by and to perform its obligations under the Documents;

         (viii) that each of Majestic Investor, LLC and Majestic Investor Holdings, LLC, at the time of its execution of any of the Documents to which it may have been a party, (a) (1) was duly organized or incorporated, (2) was validly existing, and (3) was in good standing under the laws of the respective jurisdiction of its incorporation or organization, (b) was duly qualified in the State of Mississippi to do business as an entity formed under the laws of another jurisdiction, if such qualification was necessary, and (c) had authority to conduct the business contemplated by and to perform its obligations under the Documents;

         (ix) that each of the Documents constitutes the legal, valid and binding obligation of each party (other than the Mississippi Guarantor, Majestic Investor, LLC and Majestic Investor Holdings, LLC) to the Documents;

         (x) that each of the Documents to which either Majestic Investor, LLC or Majestic Investor Holdings, LLC was a party constituted the legal, valid and binding obligation of each such party prior to its merger, dissolution and/or liquidation;

         (xi) the Documents and the performance thereof have been duly authorized by each party thereto (other than the Mississippi Guarantor), and executed and delivered



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May 19, 2006
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                  (and, where required, authenticated) by the parties thereto in the form reviewed by us for good consideration received by each such party, and the authorization, execution, delivery and performance of the Documents by the parties thereto did not, does not and/or will not violate the corporate articles and by-laws or other formation documents of the respective parties (other than the Mississippi Guarantor) and did not, does not and/or will not violate or conflict with any law, order, writ, injunction, or decree of any court, administrative agency or other governmental authority applicable to such party and that all third-party consents necessary for the execution and delivery of the Documents have been obtained;

         (xii) that no material mistake of fact or misunderstanding, fraud, duress or undue influence has been involved in the negotiation or consummation of the transactions contemplated by the Documents;

         (xiii) in all matters concerning the Documents, that the parties and their counsel (other than us) have acted in good faith and without notice or knowledge of any defense against the enforcement of any rights created by the Documents;

         (xiv) that all authorizations, approvals, actions, and consents of or from, and all notices to or filings with, any governmental authority in any jurisdiction other than the State of Mississippi required in connection with the execution and delivery by any party to the Documents of, and the performance of its obligations thereunder, have been obtained, taken, received or made, and are in full force and effect. We also have assumed compliance with all applicable state securities and "blue sky" laws and regulations and express no opinion hereunder with respect to such laws.

         On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications contained herein, we are of the opinion that:

         1. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Senior Secured Guarantee to be endorsed on the Senior Secured Exchange Notes and the Senior Guarantee to be endorsed on the Senior Exchange Notes, have been duly authorized.

         2. The execution and delivery by the Mississippi Guarantor of, and the performance by the Mississippi Guarantor of its obligations under, the Indentures have been duly authorized.

         The opinions expressed herein relate only to the laws of the State of Mississippi and the federal laws of the United States as applied in the State of Mississippi and we do not opine on the laws of any other jurisdiction. Our opinions set forth herein are subject to the same qualifications as stated in our previous opinions dated December 21, 2005 and February 10, 2006.


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May 19, 2006
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.


                                   Sincerely,

                                   WATKINS LUDLAM WINTER & STENNIS, P.A.

                                   /s/ Watkins Ludlam Winter & Stennis, P.A.